Exhibit 99.1

                                [GRAPHIC OMITTED]
                              front porch digital
                 77 WEST 24 STREET, SUITE 6C, NEW YORK, NY 10010
              T. 646.336.0366 / F. 646.336.6163 / www.fpdigital.com



          FRONT PORCH DIGITAL'S BOARD OF DIRECTORS ELECTS MIKE KNAISCH
                            CHIEF OPERATING OFFICER

                  MATT RICHMAN ELECTED CHIEF FINANCIAL OFFICER

NEW YORK, NY, JANUARY 14, 2003 -- The Board of Directors of Front Porch Digital Inc. (OTCBB:FPDI) has elected Michael Knaisch Chief Operating Officer according to an announcement today by Don Maggi, Chief Executive Officer of FPDI. The Board also elected Matthew Richman to the post of Chief Financial Officer, replacing Paul McKnight, who continues to serve on the Board of Directors

"I'm extremely pleased to have such accomplished professionals join our leadership team," said Mr. Maggi. "Michael will strengthen our management disciplines, build our global sales and marketing capabilities, and work closely with Matthew to ensure our sustained and profitable growth. Their joining the team continues the momentum we created in the third and fourth quarters of 2002."

Mr. Knaisch, 46, will assume direct responsibility for all domestic and international operations of the Company. He joins FPDI after four years at Level 3 Communications where he was most recently Senior Vice President of Sales. During his tenure at Level 3, Mr. Knaisch launched the global Web Hosting product suite, ran the Strategic Alliance group, and managed global sales channels, which targeted large systems integrators and the media and entertainment sector.

Prior to Level 3, Mr. Knaisch was President of DDB Interactive, the new media division of DDB Needham Worldwide. During his tenure with DDBI, Mr. Knaisch built the division from fledgling start-up to become one of Ad Age's Top Ten Interactive Agencies in 1997. That year DDBI also was recognized by ADWEEK as Southwest Interactive Agency of the Year. Before joining DDBI, Mr. Knaisch held a number of senior management positions at award-winning advertising agencies.

"Over the past several months, I've seen the Front Porch Digital team at work, and I've witnessed first hand the positive reaction customers have to the superior products and services this organization has to offer," said Mr. Knaisch. "FPDI is also rich in intellectual capital, which is a significant competitive advantage. My job is to efficiently harness that talent, strengthen our global sales and marketing capabilities, and quickly grow Front Porch Digital into a profitable market leader. I'm very excited by the challenge."

Mr. Richman, 32, brings over 10 years of business management, financial and information systems experience in a variety of industries and roles, including Telecommunications and Information Technology. His prior experience includes: business and financial planning and strategy, auditing, SEC, initial public offerings, e-business and IT consulting, operational consulting, business processes, internal controls and others.

Prior to joining Front Porch Digital, Mr. Richman served as Chief Financial Officer of Advanced Data Center, Inc. where he played a crucial role in the
business/strategic   planning,   business


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development and capital raising  activities.  Previously,  Mr. Richman served as
Vice President of Finance for TelePlace, Inc. a collocation and managed services company. Before TelePlace, Mr. Richman spent six years with Deloitte & Touche LLP in various auditing and consulting roles.

ABOUT FRONT PORCH DIGITAL: Front Porch Digital Inc. (www.fpdigital.com) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any other digital format through a single capture. To join Front Porch Digital's investor e-mail list, please complete the form found at http://www.fpdigital.com/html/e-mail_notification.html.

Front Porch Digital Forward Looking Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect Front Porch Digital's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include Front Porch Digital's limited operating history and experience in the data and video digital conversion business, Front Porch Digital's ability to attract significant additional financing and incur operational losses and negative cash flow, and risks associated with expansion. Additional risk factors are set forth in Front Porch Digital's reports and documents filed with the Securities and Exchange Commission.

         TRADEMARKS: All products or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

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CONTACT: MARY S. PARK
Front Porch Digital Inc.
(646) 336-6163
mpark@fpdigital.com







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